SWEENEY, GATES & CO.
            Certified Public Accountants and Consultants





Board of Directors
Net Lnnx, Inc.
West Palm Beach, FL 33401


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

     As an independent public accountant, I hereby consent to the use of our audit report dated March 20, 1998 (and all references to my firm) included in the post effective amendment number 10 to Form S-8 of Net Lnnx, Inc.




Fort Lauderdale, FL
September 11, 1998
























 2691 E. Oakland Park Blvd., Suite 302, Ft. Lauderdale, FL 33306
      (954) 565-4080                    FAX: (954) 565-6010